                                                                   EXHIBIT 10.30

                                PROMISSORY NOTE

$436,835.00                                                       March 30, 1998
Bellaire, Texas

     FOR VALUE RECEIVED, ACTIVE ENVIRONMENTAL TECHNOLOGIES, INC., a New Jersey corporation ("Maker"), promises to pay to the order of EET, INC., a Texas corporation ("Payee"), in Bellaire, Texas, or at such other place in the United States of America as Payee may designate in writing, the principal sum of FOUR HUNDRED THIRTY SIX THOUSAND EIGHT HUNDRED THIRTY FIVE AND NO/100 DOLLARS ($436,835.00), in lawful money of the United States of America, together with interest on the unpaid principal balance thereof, until the unpaid principal balance shall be paid in full at the per annum rate of interest equal to nine and one-half percent (9 1/2%); provided, however, that after maturity, whether maturity is brought about by acceleration as described in this promissory note (this "Note") or otherwise, the rate of interest shall be the highest lawful, non-usurious rate of interest then permitted under Texas law. Interest shall be calculated on the basis of a 365- or 366-day year as appropriate, and shall be calculated from the date of each principal advance hereunder.

     This Note is the B Note, as defined in that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of the date hereof, by and among the Maker as "Purchaser" and the Payee as "Seller." Capitalized terms used but not defined herein have the meanings given them in the Asset Purchase Agreement.

     1. Installments of principal and unpaid interest on this Note shall be due and payable in twelve (12) payments (the "Installment Payments"), each in an amount sufficient to fully amortize the outstanding balance of this Note, the first such Installment Payment to be in an amount equal to $75,000, commencing on February 1, 2001, and continuing regularly and annually thereafter (each such annual payment date being referred to herein as a "Payment Date"), until maturity. In addition to the Installment Payments, the Maker shall be required to pay on each Payment Date an amount equal to fifty percent (50%) of all amounts collected by the Maker or any of its affiliates since immediately preceding the Payment Date from any and all Sublicense Agreements (each such payment being herein referred to as a "Mandatory Prepayment Amount"). As used herein, the term, "Sublicense Agreement" means and includes any license, sublicense, grant, rental or conveyance of a right or other interest to any party by Maker or any of its affiliates to made, use, produce, provide, market, distribute, sell or otherwise exploit or apply any of the designs, technologies, formulations, methods or know-how included in the Intellectual Property, or any improvements thereto. To the extent of any partial payment or any partial prepayment, whether mandatory or otherwise, amounts received shall first be applied to accrued and unpaid interest and the remainder, if any, shall be applied to the payment of outstanding principal, whereupon the principal balance shall be reamortized, and all future Installment Payments due and payable hereunder shall be recalculated accordingly. Notwithstanding the foregoing, in the event that on a Payment Date any portion of the A Note, as defined in the Asset Purchase Agreement, remains unpaid, the Mandatory Prepayment Amount due hereunder shall be applied first to the repayment of the A Note, and the remainder, if any, to this Note. All Installment Payments and Mandatory Prepayment Amounts, and

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

any voluntary prepayments, if any, made by the Maker under this Note shall be recorded by the Payee on Schedule 1 attached hereto and made a part hereof. Unless one or more prepayments are received hereunder, and so long as there is not a default hereunder, each Installment Payment shall be in an amount equal to $75,000; provided, however, that the final Installment Payment shall be in an amount equal to all remaining outstanding principal and all accrued and unpaid interest thereon. Upon its receipt of any payments hereunder, the Payee shall provide the Maker with a copy of Schedule 1 reflecting all amounts paid and any and all readjustments made to future Installment Payments. All unpaid principal and accrued and unpaid interest shall be due and payable in full on February 24, 2012.

     2. In the event that any payment hereunder is due on a day other than a business day, such payment shall instead be due and payable on the next succeeding business day. As used herein, the term "business day" means any day other than either a Federal holiday or a day during which state or federally-chartered banks located in Harris County, Texas are required by law to be closed.

     3. This Note, and all amounts due hereunder, may be prepaid, in whole or in part, at Maker's option at any time and from time to time, without premium or penalty, upon two days' prior written notice, and pursuant to the attached schedule of payments.

     4. In the event that there is a failure to pay when due any interest or principal hereunder and such failure shall continue unremedied for a period of thirty (30) days after receipt of written notice of such failure to pay (a "default"), then Payee, without the necessity of further demand or presentment, may accelerate and declare in a writing delivered to Maker the entire principal balance of this Note then due and payable, together with any accrued interest thereon, and may exercise any other remedy or remedies then available to it hereunder or under law.

     5. Maker hereby waives presentment for payment, demand, notice of protest, and protest of this Note, as well as all other notices relating to this Note, except as described in the immediately preceding paragraph. Payee shall not by any act of omission or commission be deemed to waive any right or remedy hereunder or under law, except such waiver as shall be in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver as to one event shall not be a bar to or waiver of any other right or remedy as to a subsequent event.

     6. All notices, requests, demands, waivers and other communications required or permitted to be given under this document shall be in writing and shall be deemed to have been duly given if delivered personally, if mailed (certified or registered mail with postage prepaid) or if sent by telecopier/facsimile as follows (or at such other address or telecopy/facsimile number for a party as shall be specified by like notice):

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

if to any Payee, at:              if to Maker, at:


   EET, Inc.                          Active Environmental Technologies, Inc.
   4710 Bellaire Blvd., Suite 301     40 High Street, Suite 100
   Bellaire, Texas 77401              Mount Holly, New Jersey 08060
   Attention: President               Attn:  Michael A. Iles
   Fax: (713) 662-3728                Fax:  (609) 702-0265

     7. This instrument and the rights and obligations hereunder shall terminate upon the satisfaction in full of all obligations of Maker hereunder, and upon such termination, Payee agrees to re-deliver this Note marked "CANCELED" to Maker.

     8. As security for the payment and performance of the obligations of Maker under this Note, Maker has entered into and delivered to the Payee that certain Collateral Assignment more particularly described in the Asset Purchase Agreement. Upon the occurrence of a default, in addition to any other right or remedy granted hereunder, under the Collateral Assignment or under law, the Payee may, in accordance with the terms and provisions of the Collateral Assignment, exercise, with reference to the Collateral described therein, any and all rights and remedies of a secured party applicable to such Collateral, including, without limitation, the right and power to realize upon the Collateral at a public or private sale. In the event that the proceeds of any such sale are insufficient to pay all amounts to which the Payee is legally entitled, the Maker shall be liable for the deficiency.

     9. It is the intention of Payee and Maker to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, in no event shall this Note require or permit the payment, charge or receipt of interest, as defined under applicable usury laws, in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged,

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

taken, reserved or received under this Note, or if the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal of or interest on this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, taken, reserved or received under this Note on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (a) the provisions of this Paragraph shall govern and control,
(b) neither Maker nor any other party now or hereafter liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted to be contracted for by, charged to, taken, reserved or received from the party obligated thereon under applicable usury laws, (c) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount on this Note or refunded to the party paying the same, at the holder's option, (d) any such excess which may have been charged shall be canceled ab initio and be of no force or effect and (e) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest permitted under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this Note, which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced by this Note, all interest at any time contracted for, charged or received from Maker or otherwise by the holder or holders hereof in connection with this Note.

     10. This Note shall be governed by and construed in accordance with the laws of the state of Texas, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     11. THE PARTIES AGREE THAT THE FEDERAL AND STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS SHALL HAVE NON-EXCLUSIVE JURISDICTION OVER AN ACTION BROUGHT TO ENFORCE THE RIGHTS AND OBLIGATIONS CREATED IN OR ARISING FROM THIS NOTE, AND EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SAID COURTS. NOTWITHSTANDING THE ABOVE, APPLICATION MAY BE MADE BY A PARTY TO ANY COURT OF COMPETENT JURISDICTION WHEREVER SITUATED FOR ENFORCEMENT OF ANY JUDGMENT AND THE ENTRY OF WHATEVER ORDERS ARE NECESSARY FOR SUCH ENFORCEMENT.

     12. This Note may be assigned by the Payee at any time without the prior written consent of the Maker.

     13. To the fullest extent permitted by applicable law and subject to the conditions set forth in Section 6.4 of the Asset Purchase Agreement, the Maker shall have the right to offset against this Note any indemnification amounts due from Payee to the Maker pursuant to and in accordance with the terms of Section
6.1 of the Asset Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Note effective as of the date first above written.

"MAKER"                               ACTIVE ENVIRONMENTAL
                                      TECHNOLOGIES, INC.

                                      By: ____________________________________
                                          Name: ______________________________
                                          As Its Authorized: _________________


"PAYEE"                               EET, INC.

                                      By: ____________________________________
                                          Name: ______________________________
                                          As Its Authorized: _________________

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

                                  SCHEDULE 1

                                                  ADJUSTED
INSTALLMENT        MANDATORY                      AGGREGATE       INSTALLMENT
  PAYMENT          PREPAYMENT                     PRINCIPAL         PAYMENT
   AMOUNT           AMOUNT           DATE         OUTSTANDING        AMOUNT
   ------           ------           ----         -----------        ------

-----------      ------------      --------      ------------      -----------

-----------      ------------      --------      ------------      -----------

-----------      ------------      --------      ------------      -----------

-----------      ------------      --------      ------------      -----------

-----------      ------------      --------      ------------      -----------

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

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